Exhibit 10.14

ZAPATA COMPUTING, INC. 100 Federal Street, Floor 20 Boston, MA 02110 USA

ZAPATA COMPUTING, INC.

Independent Director Consulting Agreement

[(Name of Board Member)]

This Independent Director Consulting Agreement (this “Agreement”), dated as of the date of the last signature below (the “Effective Date”), is made by and between Zapata Computing, Inc., a Delaware corporation (the “Company”), and [Name of Board Member] (the “Director”).

WHEREAS, the Company desires to engage the Director as a member of its Board of Directors (the “Board”) and the Director desires to serve as a member of the Board.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein the parties hereby agree as follows:

1. Services.

(a) The Director will serve as an independent member of the Board (the “Services”) in accordance with the then-effective Certificate of Incorporation and Bylaws of the Company (the “Organizational Documents”).

(b) The Director agrees to make themselves available to render the Services, at such times and locations as may be mutually agreed, from time to time as requested by the Company. Except as provided in Schedule A, the Director may deliver the Services over the telephone, in person, or by written correspondence.

(c) The Company acknowledges that the Director has obligations, or may in the future have obligations, to provide services to other Persons (collectively, “Other Clients”) and that the parties shall take these obligations into account when scheduling the Services. As used in this Agreement, “Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, estate, unincorporated organization, governmental or regulatory body or other entity. The Director shall not have an Other Client who conducts business in the field of quantum computing unless the Director obtains a signed written approval from the Company.

(d) The Director shall comply with all rules, procedures, and standards promulgated and made known to the Director from time to time by the Company with regard to the Director’s access to and use of the Company’s property, information, equipment, and facilities.

2. Compensation. The Company shall compensate the Director as provided in Schedule A. The Company will reimburse the Director for reasonable business expenses incurred by the Director in the performance of Services for the Company as provided in Schedule A.

3. Independent Contractor. In furnishing the Services, the Director understands that they will at all times be acting as an independent contractor of the Company and, as such, will not be an employee of the Company and will not by reason of this Agreement or by reason of their Services to the Company be entitled to participate in or to receive any benefit or right under any of the Company’s employee benefit or welfare plans. The Director also will be responsible for paying all withholding and other taxes required by law to be paid as and when the same become due and payable.

4. Term. The Director may terminate this Agreement at any time and for any reason or for no reason. The Company may terminate this Agreement by removing the Director as a member of the Board as permitted by and in accordance with the applicable provisions of the Organizational Documents, that certain Second Amended and Restated Voting Agreement by and among the Company and the other parties thereto, dated as of August 31, 2020, as amended on or about July 12, 2021, and as such may be amended from time to time in the future, and with the laws of the State of Delaware.

5. Exceptions to this Agreement. The Company acknowledges that (a) the Director is now or may become an employee or consultant of Other Clients, and (b) the Director is now or may become a party to agreements with Other Clients relating to the disclosure of information, the ownership of inventions, restrictions against competition and/or similar matters. The Director represents and agrees that the execution, delivery, and performance of this Agreement does not and will not conflict with any other agreement, policy or rule applicable to the Director, whether with or promulgated by an Other Client or otherwise. The Director will not (i) disclose to the Company any information that they are required to keep secret pursuant to an existing confidentiality agreement with Other Clients or any other third party, (ii) use the funding, resources, facilities or inventions of Other Clients or any other third party to perform the Services, or (iii) perform the Services in any manner that would give Other Clients or any other third party rights to any intellectual property created in connection with such services.

6. Confidential Information. The Company may disclose to the Director and, as a member of the Board, the Director may otherwise acquire, proprietary or confidential information of the Company (including proprietary or confidential information of third parties provided to the Company in confidence), including without limitation, information concerning the Company’s business plans, marketing, financial condition, technology, information related to its customers, and other information disclosed during discussions at Board meetings or otherwise, including such information as may have been disclosed to the Director prior to the Effective Date (the “Confidential Information”). The Director agrees at all times, both during and after the term of this Agreement, not to disclose or use, directly or indirectly, any such Confidential Information, except as necessary in connection with the Director’s provision of the Services.

7. Company Inventions. The Director agrees that any and all ideas, inventions, developments, discoveries, improvements, know-how, and techniques that the Director reduces to practice or develops, alone or in conjunction with others, (a) that are in the field of quantum computing and (b) either (i) as a direct result of the Director’s provision of the Services, (ii) during discussions with employees, consultants, and/or other directors of the Company, or (iii) using any Confidential Information (collectively, the “Developments”), will be the sole and exclusive property of the Company and to the fullest extent permitted by law shall be deemed “works made for hire.” The Director hereby assigns to the Company their entire right, title, and interest in and to all such Developments and any and all intellectual property rights therein. The Director hereby designates the Company as their agent, and grants to the Company a power of attorney with full power of substitution, which power of attorney shall be coupled with an interest, solely for the purpose of effecting the foregoing assignment(s). The Director agrees to cooperate and provide reasonable assistance to the Company to obtain, and from time to time enforce, United States and foreign patents, copyrights, and other rights and protections claiming, covering, or relating to such Developments in any and all countries.

8. Disclosure of Relationship. The Director understands that the Company needs to be able to communicate to third parties, such as actual or potential investors, business partners, licensees, and customers, the nature of its relationship with the Director. The Director consents to the inclusion of their name, biography, and image in both confidential and public documentation about the Company, including without limitation, the Company’s business plans, offering documents, website, and brochures.

9. Non-solicitation. During the term of this Agreement and for a period of two years after the termination of this Agreement, the Director shall not (i) solicit, encourage, or take any other action which is intended to induce any employee of, or consultant to, the Company (or any other Person who may have been employed by, or may have been a consultant to, the Company during the term of this Agreement) to terminate their employment or relationship with the Company in order to become employed by or otherwise perform services for any other Person or (ii) solicit, endeavor to entice away from the Company or otherwise interfere with the relationship of the Company with any Person who is, or was within the then-most recent 12 month period, a client or customer of the Company.

10. Return of property. Upon termination of the Director’s engagement with the Company, or at any other time upon request of the Company, the Director shall return promptly any and all Confidential Information, including customer or prospective customer lists, other customer or prospective customer information or related materials, computer programs, software, electronic data, specifications, drawings, blueprints, medical devices, samples, reproductions, sketches, notes, notebooks, memoranda, reports, records, proposals, business plans, or copies of them, other documents or materials, tools, equipment, or other property belonging to the Company or its customers which the Director may then possess or have under their control. The Director further agrees that upon termination of their engagement they shall not take with them any documents or data in any form or of any description containing or pertaining to Confidential Information or any Developments.

11. Miscellaneous.

(a) Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to such subject matter.

(b) Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except as otherwise expressly provided herein and shall not be assignable by operation of law or otherwise.

(c) Amendments and Supplements. This Agreement may not be altered, changed or amended, except by an instrument in writing signed by the parties hereto.

(d) No Waiver. The terms and conditions of this Agreement may be waived only by a written instrument signed by the party waiving compliance. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

(e) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

(f) Notice. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified, (ii) when sent (without notice of failure of delivery), if sent by facsimile or email during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, or (iii) two (2) business days after the business day of deposit with an internationally recognized overnight courier, freight prepaid, specifying two business day delivery, with written verification of receipt.

To the Company:

Zapata Computing, Inc.

100 Federal Street, Fl 20

Boston, MA 02110

Attention: Chief Executive Officer

To the Director:

[Name]

[Address]

[Address]

(g) Remedies. The Director recognizes that money damages alone would not adequately compensate the Company in the event of breach by the Director of their obligations set forth in this Agreement, and the Director therefore agrees that, in addition to all other remedies available to the Company at law, in equity or otherwise, the Company shall be entitled to injunctive relief for the enforcement thereof. All rights and remedies hereunder are cumulative and are in addition to and not exclusive of any other rights and remedies available at law, in equity, by agreement or otherwise.

(h) Survival; Validity. Notwithstanding the termination of the Director’s relationship with the Company (whether pursuant to Section 4 or otherwise), the Director’s covenants and obligations set forth in Sections 6, 7, 9, 10 and 11 shall remain in effect and be fully enforceable in accordance with the provisions thereof. In the event that any provision of this Agreement shall be determined to be unenforceable by reason of its extension for too great a period of time or over too large a geographic area or over too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it may be enforceable. If, after application of the preceding sentence, any provision of this Agreement shall be determined to be invalid, illegal or otherwise unenforceable by a court of competent jurisdiction, the validity, legality and enforceability of the other provisions of this Agreement shall not be affected thereby. Except as otherwise provided in this Section 11(h), any invalid, illegal or unenforceable provision of this Agreement shall be severable, and after any such severance, all other provisions hereof shall remain in full force and effect.

(i) Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have caused this Independent Director Consulting Agreement to be executed as an agreement under seal as of the Effective Date.

ZAPATA COMPUTING, INC.

By:
Christopher J. Savoie,
Chief Executive Officer

Date:

DIRECTOR

[Director Name]

Date:

Schedule A

1. Description of the Services. The Director shall serve as a member of the Board, including attendance at meetings of the Board. The Director shall also be available by telephone to advise officers of the Company between Board meetings.

2. Expenses. The Company shall promptly reimburse the Director for all of the Director’s reasonable travel and other out-of-pocket expenses, in each case consistent with the Company’s applicable policies as then in effect, incurred in connection with attending any meeting of the Board or a committee thereof.

3. Compensation. Subject to approval by the Board, the Director, or his designee, will be granted an option to purchase 75,000 shares of the Company’s Common Stock (which grant shall not, for the avoidance of doubt, be subject to any anti-dilution protection or implied right to retain any particular level of ownership of the Company). The stock option grant will be made subject to and in accordance with the Company’s 2018 Stock Incentive Plan, as the same may be amended from time to time, and the Company’s standard form of stock option agreement thereunder, which will provide for a two-year vesting period such that the option will vest as to 50% of its underlying shares on the first anniversary of the Effective Date and as to an additional 50% of its underlying shares on the second anniversary of the Effective Day, if and for so long as Director remains a member of the Board.

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